Exhibit 99.2

COMBINED FINANCIAL STATEMENTS

Phoenix, Northern California and Central Regions of
Comprehensive Medical Imaging, Inc.

Years ended December 31, 2002, 2001 and 2000

with Report of Independent Auditors

Report of Independent Auditors

The Board of Directors

Cardinal Health 414, Inc.

We have audited the accompanying combined balance sheets of the Phoenix, Northern California, and Central Regions (the Group) of Comprehensive Medical Imaging, Inc., a wholly owned group of medical imaging centers of Cardinal Health 414, Inc. (formerly known as Syncor International Corp.), as of December 31, 2002 and 2001, and the related combined statements of operations, owners’ equity and cash flows for each of the three years in the period ended December 31, 2002. These combined financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the combined financial statements, the Group relies on its Parent Company for funding of its operations.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Phoenix, Northern California, and Central Regions of Comprehensive Medical Imaging, Inc. at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

As described in Note 2 to the combined financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.

/s/ Ernst & Young LLP
September 12, 2003

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF
COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED BALANCE SHEETS

(IN THOUSANDS)	DECEMBER 31, 2002	DECEMBER 31, 2001
ASSETS

Current assets:
Cash	$860	$1,165
Trade receivables, less allowance for doubtful accounts of $4,414 and $5,597, respectively	12,123	14,478
Deferred taxes	3,962	2,301
Prepaids and other current assets	1,250	1,053

Total current assets	18,195	18,997

Property and equipment, net	27,059	24,126
Excess of purchase price over net assets acquired, net of accumulated amortization of $3,571 in 2001	27,329	34,525
Other assets	417	607

Total assets	$73,000	$78,255

LIABILITIES AND OWNERS’ EQUITY

Current liabilities:
Accounts payable	$691	$578
Accrued liabilities	1,704	1,291
Accrued radiology fees	2,640	2,675
Accrued wages and related costs	2,400	927
Current maturities of long-term debt	4,918	3,202

Total current liabilities	12,353	8,673

Long-term debt, net of current maturities	12,045	11,082
Deferred taxes	1,552	2,183
Other liabilities	1,123	659
Due to Syncor and CMI	37,254	43,356

Owners’ equity:
Capital Contribution	1,077	349
Distributions	(2,309)	(1,309)
Retained earnings	9,905	13,262

Total owners’ equity	8,673	12,302

Total liabilities and owners’ equity	$73,000	$78,255

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OPERATIONS

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Net revenues	$55,685	$52,391	$32,070
Cost of revenues	17,267	16,112	9,147

Gross profit	38,418	36,279	22,923

Operating, general and administrative expenses	20,337	18,061	12,149
Provision for losses on receivables	2,784	3,083	2,820
Deprecation and amortization	6,614	6,787	3,683
Goodwill impairment	7,207	—	—
Special charges (notes 1 and 7)	3,150	—	—

Operating income (loss)	(1,674)	8,348	4,271

Other income (expense):
Interest income	3	9	7
Interest expense	(2,759)	(3,665)	(2,345)
Equity in losses from joint venture	(169)	(52)	—
Other, net	(850)	229	40

Other expense, net	(3,775)	(3,479)	(2,298)

Income (loss) from operations before taxes	(5,449)	4,869	1,973
Provision (benefit) for income taxes	(2,071)	2,006	845

Income (loss) before minority interest	(3,378)	2,863	1,128
Minority interest	21	(100)	(109)

Net income (loss)	$(3,357)	$2,763	$1,019

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF OWNERS’ EQUITY

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Beginning capital contributions	$349	$349	$349
Contributions from joint venture partners	728	—	—

Ending capital contributions	$1,077	$349	$349

Beginning distributions	$(1,309)	$(1,309)	$(1,309)
Distributions to joint venture partners	(1,000)	—	—

Ending distributions	$(2,309)	$(1,309)	$(1,309)

Beginning retained earnings	$13,262	$10,499	$9,480
Net income (loss)	(3,357)	2,763	1,019

Ending retained earnings	$9,905	$13,262	$10,499

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF

COMPREHENSIVE MEDICAL IMAGING, INC.

COMBINED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Cash flows from operating activities:
Net income (loss)	$(3,357)	$2,763	$1,019
Minority Interest	(21)	100	109
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	6,614	6,787	3,683
Goodwill impairment charge	7,207	—	—
Provision for losses on receivables	2,784	3,083	2,820
Equity in losses from joint ventures	169	52	—
Provision for deferred taxes	(2,292)	(559)	441
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable – trade	(429)	(8,304)	(4,043)
Prepaids and other current assets	(197)	115	(126)
Other assets	179	(126)	(2,066)
Accounts payable	113	29	418
Accrued liabilities, radiology fees and other	694	(1,362)	718
Accrued wages and related costs	1,473	(27)	783

Net cash provided by operating activities	12,937	2,551	3,756

Cash flows from investing activities:
Purchase of property and equipment, net	(9,547)	(9,175)	(6,221)
Contributions from consolidated joint ventures	728	—	—
Distributions to consolidated joint ventures	(1,000)	—	—
Payments for acquisitions, net of cash	—	(4,288)	(20,964)

Net cash used in investing activities	(9,819)	(13,463)	(27,185)

Cash flows from financing activities:
Proceeds from long-term debt	6,383	4,420	1,234
Repayment of long-term debt	(3,704)	(3,323)	(1,972)
Change in due to Syncor and CMI	(6,102)	10,258	24,639

Net cash (used in) provided by financing activities	(3,423)	11,355	23,901

Net change in cash	(305)	443	472

Cash at beginning of year	1,165	722	250

Cash at end of year	$860	$1,165	$722

See accompanying notes to combined financial statements.

PHOENIX, NORTHERN CALIFORNIA AND CENTRAL REGIONS OF COMPREHENSIVE MEDICAL IMAGING, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1.   DESCRIPTION OF BUSINESS

The Phoenix, Northern California, and Central Regions (the Group) consist of 21 wholly owned medical imaging centers, three imaging centers where the Group owns a 50% or greater interest through joint venture arrangements, regional billing centers as well as operations centers, all of which are owned by Comprehensive Medical Imaging, Inc (CMI), a wholly owned subsidiary of Cardinal Health 414, Inc. (formerly known as Syncor International Corporation – Syncor).  Effective January 1, 2003, Syncor became a wholly owned subsidiary of Cardinal Health, Inc. (Cardinal Health).

The 21 medical imaging centers included in this Group are as follows:

Comprehensive Medical Imaging – Biltmore, Inc.	Comprehensive OPEN MRI – East Mesa, Inc.

Comprehensive Medical Imaging Centers, Inc. (Gateway)	Mesa MRI, JV

Mountain View MRI, JV	TME Arizona, Inc.

Syncor Diagnostics Bakersfield, LLC	Comprehensive Medical Imaging – Bakersfield, Inc.

Syncor Diagnostics Sacramento, LLC	Comprehensive OPEN MRI – Carmichael/Folsom, LLC (Folsom)

Los Gatos Imaging Center, JV	Comprehensive Medial Imaging – Fremont, Inc.

IMI Kansas City, Inc.	Comprehensive Medical Imaging – San Francisco, Inc.

Jefferson MRI, JV	Jefferson MRI – Bala, JV

Comprehensive Medical Imaging – Fairfax, Inc.	Comprehensive OPEN MRI – Garland Inc. (East El Paso)

Comprehensive OPEN MRI – Garland, Inc. (West El Paso)	IMI of Arlington, Inc.

MRI of Woodbridge, JV

The joint ventures and CMI’s related interests are as follows (see Note 6 for further discussion):

Joint Venture Name	CMI Ownership Percentage
Phoenix Regional PET Center – Thunderbird, LLC	50%

Santa Cruz Comprehensive Imaging, LLC	57%

MRI Equipment Partners, Inc.	59%

On June 14, 2002, Syncor announced its decision to discontinue its medical imaging business – CMI, which includes the imaging centers in the Group. Subsequent to June 14, 2002, Syncor has actively marketed the CMI operations for sale and has considered offers for the sale of its imaging business in the United States and Puerto Rico.  During the twelve months ended December 31, 2002, CMI recorded a restructuring charge related to its decision to discontinue the medical imaging business.  The total amount of the charge was $10.8 million, which consists primarily of severance of $6.0 million, the write-off of fixed assets of $1.8 million and $3.0 million related to transaction costs and other.  This charge has been allocated to the individual imaging centers based upon relative net revenue. The total restructuring charge allocated to the Group was approximately $3.9 million of which $3.2 million is included in special charges, $0.6 million is included in other expenses, and $0.1 million is included in the loss on investment related to the joint ventures.  The restructuring reserve of approximately $1.0 million is included in accrued liabilities as of December 31, 2002.

The Group’s operations represent one operating business segment within CMI.  The Group’s revenues are derived from medical imaging services in the United States.  The medical imaging services the Group provides are primarily noninvasive procedures that generate representations of internal anatomy and convert them to film or digital media to aid in the detection and diagnosis of diseases and other disorders.  The Group offers managed care organizations and other third-party payors a full complement of medical imaging services, including magnetic resonance imaging, or MRI, computed tomography, or CT, traditional X-ray, mammography, ultrasound and fluoroscopy imaging, as well as Positron Emission Tomography (PET) imaging services.   Management believes that the Group represents one operating segment based upon the guidance within Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information, which requires companies to define and report financial and descriptive information about its operating segments.

Subsequent to December 31, 2002, CMI and Cardinal Health 414, Inc. entered into an agreement with a wholly owned subsidiary of InSight Health Services Corp. (InSight) whereby InSight is to purchase substantially all of the assets and assume certain liabilities of the Group.  Completion of the acquisition by InSight is subject to customary closing conditions, including, among others, the consent of InSight’s lenders. The parties expect to complete the transaction in December 2003.

Note 2.  SUMMARY OF CRITICAL ACCOUNTING ESTIMATES AND SIGNIFICANT ACCOUNTING POLICIES

Critical accounting policies are those accounting policies that can have a significant impact on the presentation of the Group’s financial condition and results of operations, and that require the use of complex and subjective estimates based upon past experience and management’s judgment.  Because of the uncertainty inherent in such estimates, actual results may differ from these estimates.  Below are those policies applied in preparing the Group’s financial statements that management believes are the most dependent on the application of estimates and assumptions.  For additional accounting policies, see Summary of Significant Accounting Policies below.

Revenue Recognition.   Medical imaging revenue is recognized at the time the imaging service is performed.  Revenues are presented net of estimated customer contractual rate adjustments.  Estimated allowances for contractual adjustments are made in the same month as the revenue is recorded and are adjusted in future periods, if necessary, as changes in estimated contractual rates are determined.

Estimating Valuation Allowances for Doubtful Accounts and Contractual Adjustments. The allowances for doubtful accounts and contractual adjustments include management’s estimates and assumptions on the collectibility of our accounts receivable. Management specifically analyzes historical bad debts, customer concentrations, customer credit-worthiness, current economic trends, aging of accounts and changes in payment terms, when evaluating the adequacy of the allowance for doubtful accounts.  In evaluating the allowance for contractual adjustments, management relies on a combination of internal analysis and a review of contractual payment rates from private health insurance programs or under the federal Medicare and Medicaid programs. Any changes in these estimates or assumptions could cause material differences in recorded allowances.

Concentration of Credit Risk.  Financial instruments which potentially subject the Group to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of payors comprising the Group’s patient base.

Valuation of Long-Lived Assets and Goodwill.   We assess the impairment of long-lived assets and related goodwill whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors we consider important which could trigger an impairment review include the following:

•                  significant underperformance relative to expected historical or projected future operating results;

•                  significant changes in the manner of our use of the acquired assets or the strategy for our overall business;

•                  significant negative industry or economic trends;

•                  our fair value relative to net book value.

When we determine that the carrying value of long-lived assets and related goodwill may not be recoverable based upon the existence of one or more of the above indicators of impairment, we measure any impairment based on a projected undiscounted cash flow method using a discount rate determined by our management to be commensurate with the risk inherent in our current business model.

On January 1, 2002, Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” was effective and as a result, we ceased amortizing approximately $38.1 million of goodwill.  In lieu of amortization, we are required to perform an initial impairment review of our recorded goodwill in 2002 and an annual impairment review thereafter. We completed our initial review prior to June 30, 2002; there was no adjustment to goodwill.

Subsequent to September 30, 2002, we performed the annual impairment analysis as required by SFAS No. 142.  Based upon the assessment of the anticipated sales values of the business assets, we concluded that the book value of the goodwill was impaired.  As a result, we recognized an asset impairment charge in an amount of $7.2 million ($4.4 million net after tax) during the year ended December 31, 2002.

Corporate Allocations.  CMI and Syncor provide the Group with various administrative services such as accounting, billing and cash management services.  The Group is assessed a fee for these services based upon the estimated costs incurred by CMI and Syncor, which directly benefit the Group.   Factors considered in determining the amount to be allocated include total net revenues and headcount.  This fee is included in operating, general and administrative expenses.  In addition, CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.

The Group is also assessed interest expense based upon our capital requirements defined as accounts receivable outstanding and fixed assets in relation to CMI’s combined total accounts receivable and fixed assets.  See Note 7 for additional information on the corporate allocations.

Summary of Significant Accounting Policies:

Principles of Combination:  The combined financial statements include the assets, liabilities and operations of the 21 wholly owned imaging centers, MRI Equipment Partners, Inc., Santa Cruz Comprehensive Imaging, Inc., the regional billing centers, and the operations centers in each region of the Group.  All significant inter-company accounts and transactions have been eliminated in combination.

Investment in Center: For the investment in Phoenix Regional PET – Thunderbird, LLC, where the Group has significant influence over operations but lacks control over major decisions, the Group accounts for the investment under the equity method of accounting in accordance with APB No. 18, The Equity Method of Accounting for Investment in Common Stock.  The investment in the affiliated center is included in the combined balance sheets under the category (“Other Assets”) or (“Other Liabilities”) depending on whether the allocable share of earnings or loss is in excess of the Group’s investment in the affiliated center.  The Group recognizes allocable losses in excess of its investment in the joint venture based on the Group funding the joint venture operations on an as-needed basis (see Note 6).

Financial Instruments:  The carrying value of financial instruments such as cash, trade receivables and payables, approximate fair value due to their short-term nature.  The carrying value of payables due to Syncor and CMI approximate fair value since these are arms length in nature and due to the fact that while not short term, the nature of these payables are not settled over extended periods of time.  The carrying value of fixed long-term debt approximates fair value based on quoted interest rates for similar types of borrowings.

Property and Equipment:  Property and equipment are stated at cost and depreciated or amortized on a straight-line basis over estimated useful lives ranging from two to fifteen years. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the asset.

Income Taxes: Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, which include the assets and liabilities allocated to the Group from CMI (see corporate allocation above). Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Liquidity: Syncor provides the Group with cash management services.  We rely on these services provided by Syncor to obtain funding for current operations.  At December 31, 2002, the payable due to Syncor and CMI was $37.3 million.  At December 31, 2002, Syncor has pledged to provide continued financial support to the Group until the Group is sold.

Use of Estimates:  The Group’s management has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the reporting of revenues and expenses and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with accounting principles generally accepted in the United States. Actual results could differ from those estimates.

New Accounting Standards: In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Accounting Standards SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets.  SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after June 30, 2001, clarifies the recognition of intangible assets separately from goodwill and requires that unallocated negative goodwill be written off immediately as an extraordinary gain. SFAS No. 142, which was effective for fiscal years beginning after December 15, 2001, requires that ratable amortization of goodwill be replaced with periodic tests of goodwill impairment and that intangible assets, other than goodwill, which have determinable useful lives, be amortized over their useful lives. The Group has adopted these accounting standards effective January 1, 2002 and has determined in the transitional impairment analysis there was no adjustment to recorded balances as a result of the adoption of SFAS No. 142.

We performed the annual impairment analysis as required by SFAS No. 142.  Based upon the assessment of the anticipated sales values of the business assets, we concluded that the book value of the goodwill was impaired.  As a result, we recognized an asset impairment charge in an amount of $7.2 million ($4.4 million net after tax) during the year ended December 31, 2002.

The following table reconciles the Group’s net income (loss) adjusted for the amortization of goodwill.

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Reported net income (loss)	$(3,357)	$2,763	$1,019
Goodwill amortization (net of taxes)	—	1,012	607
Adjusted net income	$(3,357)	$3,775	$1,626

In August 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS No. 144), which supersedes both FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of (SFAS No. 121) and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30), for the disposal of a segment of a business (as previously defined in that Opinion).  SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121.  SFAS No. 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business).  Unlike SFAS No. 121, an impairment assessment under SFAS No. 144 will never result in a write-down of goodwill.  Rather, goodwill is evaluated for impairment under SFAS No. 142, Goodwill and Other Intangible Assets.

The Group is required to adopt SFAS No. 144 no later than the year beginning after December 15, 2001.  Accordingly, the Group adopted SFAS No. 144 in 2002.  The adoption of SFAS No. 144 for long-lived assets held for use did not have a material impact on the Group’s financial statements because the impairment assessment under SFAS No. 144 is largely unchanged from SFAS No. 121.  The provisions of SFAS No. 144 for assets held for sale or other disposal generally are required to be applied prospectively after the adoption date to newly initiated disposal activities.  The adoption of SFAS No. 144 would impact any future discontinued operations.

On August 16, 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations.  The statement requires entities to record the fair value of a liability for legal obligations associated with the retirement obligations of tangible long-lived assets in the period in which it is incurred.  When the liability is initially recorded, the entity increases the carrying amount of the related long-lived asset.  Over time, accretion of the liability is recognized each period, and the capitalized cost is depreciated over the useful life of the related asset.  Upon settlement of the liability, an entity either settles the obligation for its recorded amount or incurs a gain or loss upon settlement.  The standard is effective for fiscal years beginning after June 15, 2002, with earlier application encouraged.  The adoption of SFAS No. 143 is not expected to have a material impact on the Group’s results of operations.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections, which requires that the Extinguishments of debt not be considered an extraordinary item under Opinion 30, Reporting the Results of Operations – Reporting the Effects of Disposal of a Segment of Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions, unless the debt Extinguishments meet the unusual in nature and infrequency of occurrence criteria in Opinion 30. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002 and upon adoption, companies must reclassify prior period items that do not meet the extraordinary item classification criteria in Opinion 30. The adoption of SFAS No. 145 is not expected to have a material impact on the Group’s financial position and results of operations.

On July 30, 2002, FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 146, Accounting for Costs Associated with Exit or Disposal Activities.  SFAS No. 146 nullifies EITF Issue No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).  It requires that a liability be recognized for those costs only when the liability is incurred, that is, when it meets the definition of a liability in the FASB’s conceptual framework.  SFAS No. 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities.  SFAS No. 146 is effective for exit or disposal activities that are initiated after December 31, 2002, with earlier adoption encouraged.  The adoption of SFAS No. 146 is not expected to have a material impact on the Group’s financial position or results of operations.

In November 2002, the FASB issued Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.  This interpretation requires a guarantor to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee.  It also enhances guarantor’s disclosure requirements to be made in its interim and annual financial statements about its obligations under certain guarantees it has issued.  The initial recognition and initial measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.  The disclosure requirements are effective for financial statements of interim or annual periods ending after December 15, 2002.  The adoption of the recognition and initial measurement provisions is not expected to have a material effect on the Group’s financial position or results of operations.

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, Consolidation of Variable Interest Entities. This interpretation defines when a business enterprise must consolidate a variable interest entity. This interpretation applies immediately to variable interest entities created after January 31, 2003. It applies at the end of the first fiscal year or interim period ending after December 15, 2003, to entities in which an enterprise holds a variable interest that it acquired before February 1, 2003.  The adoption of this interpretation is not expected to have a material effect on the Group’s financial position or results of operations.

In May 2003, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This statement clarifies the definition of a liability, as currently defined under FASB Concepts Statement No. 6, “Elements of Financial Statements,” as well as other items.  The statement requires that financial instruments that embody an obligation of an issuer be classified as a liability.  Furthermore, the standard provides guidance for the initial and subsequent measurement as well as disclosure requirements of these financial instruments.  SFAS No. 150 is effective for financial instruments entered into after May 31, 2003.  The adoption of this statement is not expected to have a material effect on the Group’s financial position or results from operations.

Note 3.  ACQUISITIONS

Year Ended December 31, 2002

During the year ended December 31, 2002, we did not complete an acquisition of or enter into an agreement to acquire additional imaging centers.

Year Ended December 31, 2001

On September 1, 2001, we acquired two imaging centers in Texas, for a purchase price of $4.3 million.   The results of operations related to these transactions are included in our combined financial statements from the effective acquisition date.   Had the acquisitions occurred at the beginning of 2001, our combined results would not have been materially different from reported results

Year Ended December 31, 2000

During the year ended December 31, 2000, we purchased eight imaging centers (two in March, three in May, two in September and one in December) for a total purchase price of $21.0 million.  The results of operations related to the above transactions are included in our combined financial statements from the effective acquisition dates.   The following table shows the Group’s pro forma combined results of operations for the year ended December 31, 2000 assuming the acquisitions had occurred at the beginning of 2000.

(IN THOUSANDS)	(Unaudited) PRO FORMA YEAR ENDED DECEMBER 31, 2000
Net revenues	$41,877
Income from operations before taxes	3,240
Net income	2,286

The following table represents the allocation of purchase price for these acquisitions during the years ended December 31, 2001 and 2000:

	ALLOCATION OF ACQUISTIONS PURCHASE PRICE
(IN THOUSANDS)	December 31, 2001	December 31, 2000

Accounts receivable	$—	$2,516
Goodwill	6,236	19,565
Other assets	—	252
Property and equipment	1,705	8,562
Other liabilities	(18)	(3,588)
Long-term debt	(3,635)	(6,343)

Net cash paid in connection with acquisitions	$4,288	$20,964

We accounted for these transactions as purchases and the purchase prices were allocated as indicated above.  Goodwill for these acquisitions prior to June 30, 2001 was being amortized over a period ranging from 15 to 30 years.  Goodwill recorded related to acquisitions completed subsequent to June 30, 2001 is not subject to amortization.  Effective January 1, 2002, we ceased amortization of all other goodwill in accordance with SFAS No. 142.

Note 4.  PROPERTY AND EQUIPMENT, NET

The major classes of property and equipment are as follows:

(IN THOUSANDS)	DECEMBER 31, 2002	DECEMBER 31, 2001

Land and buildings	$571	$571
Furniture and equipment	31,249	23,326
Leasehold improvements	8,582	6,581
Construction in progress	2,558	3,613

Total property and equipment, gross	42,960	34,091

Less accumulated depreciation and amortization	(15,901)	(9,965)

Total property and equipment, net	$27,059	$24,126

The Group leases certain equipment under capital leases which had a cost of $18.6 million, $11.6 million, and $6.1 million at December 31, 2002, 2001 and 2000, and accumulated amortization of $6.2 million, $3.8 million, and $2.1 million, respectively.  Amortization of this equipment is included in depreciation expense.

Note 5.  GOODWILL

The following table summarizes the changes in the carrying amount of goodwill for the years ended December 31, 2002, 2001 and 2000.

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000
Beginning goodwill	$34,525	$29,761	$9,174
Goodwill acquired, net of purchase price and adjustments	11	6,254	21,418
Amortization	—	(1,490)	(831)
Impairment charge	(7,207)	—	—
Ending goodwill balance	$27,329	$34,525	$29,761

Note 6.  INVESTMENT IN AFFILIATED CENTERS

During 2001, the CMI made a 50% equity investment in an imaging center, Phoenix Regional Pet Center – Thunderbird, LLC.   This investment is recorded under the equity method of accounting.  The investment in this affiliated center included in Other Liabilities was $0.1 million as of December 31, 2001.  The following table summarizes the results of operations of the joint venture for the years ended December 31, 2002 and 2001 and the financial position as of December 31, 2002 and 2001.

(IN THOUSANDS)	DECEMBER 31, 2002	DECEMBER 31, 2001

Earnings Data:

Revenue	$1,240	$—
Operating income (loss) before corporate allocations	76	(97)
Net income (loss) before corporate allocations	10	(97)
Group’s allocable share of net income (loss) before corporate allocations	5	(48)
Net corporate allocations	(174)	(3)
Net loss – after corporate allocations	(164)	(100)
Group’s allocable share of net loss after corporate allocation	(169)	(51)
Balance Sheet Data:
Current assets	$434	$72
Total assets	1,427	162
Current liabilities	405	84
Total liabilities	1,214	230
Equity	213	(68)
Total liabilities and equity	1,427	162

The Group has recorded its allocable share of net earnings after corporate allocations in other income/(expense) in the accompanying combined statements of operations.  The Group’s allocable share of the net corporate allocations attributable to the joint venture is 100% rather than 50% since these costs were incurred on behalf of the joint ventures and are not recoverable from the other joint venture partners.  See Note 7 for discussion of corporate allocations.

Note 7.  RELATED PARTY TRANSACTIONS AND ALLOCATIONS

CMI and Syncor provide the Group with various services and funding, which have been allocated to the Group’s financial statements as described below.  The allocations to the Group are recorded through a net intercompany payable account (payable due to Syncor and CMI).   As of December 31, 2002 and 2001, the Group’s payable due to Syncor and CMI was $37.3 million and $43.4 million, respectively.

CMI and Syncor provide the Group with certain administrative services such as accounting and billing services.  Syncor also provides the Group with general and professional liability insurance coverage with limits of $1,000,000 per occurrence and $3,000,000 in the aggregate. The combined financial statements include a corporate overhead allocation, which is based upon the estimated allocation of costs incurred by CMI and Syncor, which directly benefit the Group.   Allocation is based on the Group’s pro-rated share of CMI total net revenue and headcount.  These costs are included in operating, general and administrative and depreciation and amortization expenses.

CMI allocates its corporate assets and liabilities to its imaging centers based upon each center’s net revenues, as applicable.  These assets and liabilities represent the administrative services’ and billing services’ assets and liabilities. These assets and liabilities have been allocated to the Group since management believes these assets and liabilities are integral to the Group and reflect the Group’s financial position as if operated on a stand-alone basis or have been incurred specifically for the Group.  These assets and liabilities are allocated to the imaging centers in the same manner as the expenses.   In addition, goodwill is carried on CMI’s balance sheet and is allocated to the imaging centers based on actual goodwill acquired for that imaging center.

Syncor also provides centralized treasury functions including cash management services.  As part of these services, surplus cash is remitted to Syncor and Syncor advances cash, as necessary, to the Group.  Syncor utilizes its unsecured revolving line of credit agreement and other credit facilities to obtain outside funding for the Group, as necessary.  Syncor allocates its interest expense to the Group based upon our use of capital defined as accounts receivable and fixed assets outstanding in relation to CMI’s combined total accounts receivable and fixed assets.  As of December 31, 2002, 2001 and 2000, our total accounts receivable and fixed assets represented approximately 32%, 28% and 31% of CMI’s total combined amounts, respectively.  As such, our allocation received was approximately 32%, 28% and 31% of the total interest expense incurred by Syncor related to these borrowings for the years ended December 31, 2002, 2001 and 2000, respectively.  In addition, Syncor provides the Group’s employees with benefits.  Our employees participate in Syncor’s 401(k) plan, Employees’ Savings and Stock Ownership Plan (ESSOP), Syncor’s stock option program and other benefit programs such as health insurance.  The Group estimates and records the costs of these benefits as well as the employer portion of payroll taxes based upon a percentage of total payroll expense.  This percentage is approximately 24% of total gross payroll and is included in the statements of operations.

Syncor’s 401(k) plan is open to all employees of Syncor and its subsidiaries who are at least 18 years of age and have a minimum of three consecutive months of service. Under Syncor’s ESSOP, participants may contribute one percent to fourteen percent of their compensation to 401(k) investment options and an additional two percent of their compensation to purchase Syncor stock.  Syncor makes matching contributions to 50 percent of the employees’ 401(k) investment contributions up to a maximum of four percent of the employee’s compensation and to 100 percent of the employees’ Syncor stock purchases up to two percent of the employee’s compensation. The matching contribution is made in Syncor stock. Participants are fully and immediately vested in their contributions and vest in employer contributions over a five-year period of continuous employment. After five years of continuous employment, any further employer contributions are fully and immediately vested.   Subsequent to January 1, 2003, the investment option for Syncor stock has been changed to Cardinal Health stock and matching contributions are made in Cardinal Health stock.

The following is a reconciliation of the Group’s statement of financial position before the allocations discussed above from Syncor and CMI and as reported.

	DECEMBER 31, 2002
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
ASSETS
Current assets:
Cash	$860	$—	$860
Trade receivables, net	12,123	—	12,123
Deferred taxes	—	3,962	3,962
Prepaids and other current assets	1,136	114	1,250
Total current assets	14,119	4,076	18,195

Property and equipment, net	24,712	2,347	27,059
Excess of purchase prices over net assets acquired, net	—	27,329	27,329
Other assets	384	33	417
Total assets	$39,215	$33,785	$73,000

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$477	$214	$691
Accrued liabilities	732	972	1,704
Accrued radiology fees	2,640	—	2,640
Accrued wages and related costs	1,233	1,167	2,400
Current maturities of long-term debt	4,918	—	4,918
Total current liabilities	10,000	2,353	12,353

Long-term debt, net of current maturities	12,045	—	12,045
Deferred taxes	—	1,552	1,552
Other liabilities	1,123	—	1,123
Due to (from) Syncor and CMI	(26,302)	63,556	37,254

Total owners’ equity (deficit)	42,349	(33,676)	8,673
Total liabilities and owners’ equity (deficit)	$39,215	$33,785	$73,000

	DECEMBER 31, 2001
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
ASSETS
Current assets:
Cash	$1,165	$—	$1,165
Trade receivables, net	14,478	—	14,478
Deferred taxes	—	2,301	2,301
Prepaids and other current assets	834	219	1,053
Total current assets	16,477	2,520	18,997

Property and equipment, net	21,019	3,107	24,126
Excess of purchase prices over net assets acquired, net	—	34,525	34,525
Other assets	331	276	607
Total assets	$37,827	$40,428	$78,255

LIABILITIES AND OWNERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$365	$213	$578
Accrued liabilities	982	309	1,291
Accrued radiology fees	2,675	—	2,675
Accrued wages and related costs	649	278	927
Current maturities of long-term debt	3,202	—	3,202
Total current liabilities	7,873	800	8,673

Long-term debt, net of current maturities	11,073	9	11,082
Deferred taxes	—	2,183	2,183
Other liabilities	659	—	659
Due to (from) Syncor and CMI	(12,618)	55,974	43,356

Total owners’ equity (deficit)	30,840	(18,538)	12,302
Total liabilities and owners’ equity (deficit)	$37,827	$40,428	$78,255

The following is a reconciliation of the Group’s operations before the allocations from Syncor and CMI and as reported.

	YEAR ENDED DECEMBER 31, 2002
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$55,417	$268	$55,685
Cost of revenues	17,476	(209)	17,267
Gross profit	37,941	477	38,418

Operating, general and administrative expenses	15,261	5,076	20,337
Provision for losses on receivables	2,784	—	2,784
Depreciation and amortization	6,427	187	6,614
Goodwill impairment	—	7,207	7,207
Special charges	—	3,150	3,150
Operating income (loss)	13,469	(15,143)	(1,674)
Interest income	3	—	3
Interest expense	(1,414)	(1,345)	(2,759)
Equity in losses from joint ventures	(169)	—	(169)
Other, net	(143)	(707)	(850)
Income (loss) from operations before taxes	$11,746	$(17,195)	$(5,449)

	YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$52,446	$(55)	$52,391
Cost of revenues	16,348	(236)	16,112
Gross profit	36,098	181	36,279

Operating, general and administrative expenses	12,228	5,833	18,061
Provision for losses on receivables	3,083	—	3,083
Depreciation and amortization	5,040	1,747	6,787
Operating income (loss)	15,747	(7,399)	8,348
Interest income	9	—	9
Interest expense	(1,352)	(2,313)	(3,665)
Equity in losses from joint ventures	(52)	—	(52)
Other, net	229	—	229
Income (loss) from operations before taxes	$14,581	$(9,712)	$4,869

	YEAR ENDED DECEMBER 31, 2000
(IN THOUSANDS)	BEFORE ALLOCATIONS	ALLOCATIONS	AS REPORTED
Net revenues	$32,070	$—	$32,070
Cost of revenues	9,510	(363)	9,147
Gross profit	22,560	363	22,923

Operating, general and administrative expenses	8,438	3,711	12,149
Provision for losses on receivables	2,820	—	2,820
Depreciation and amortization	2,751	932	3,683
Operating income (loss)	8,551	(4,280)	4,271
Interest income	7	—	7
Interest expense	(516)	(1,829)	(2,345)
Other, net	40	—	40
Income (loss) from operations before taxes	$8,082	$(6,109)	$1,973

Note 8.  LONG-TERM DEBT

The Group’s long-term debt is as follows:

(IN THOUSANDS)	DECEMBER 31, 2002	DECEMBER 31, 2001

Notes payable, payable in monthly installments through July 2005, with effective interest rates ranging from 5.3% to 12.0%	$5,617	$7,837

Capital lease obligations, payable in installments through January 2008, with effective interest rates ranging from 3.9% to 11.4%	11,346	6,447

Total debt	16,963	14,284

Less current maturities of long-term debt	(4,918)	(3,202)

Long-term debt, net of current maturities	$12,045	$11,082

At December 31, 2002, long-term debt maturing over the next five years is as follows (in thousands): 2003, $4,918; 2004, $5,251; 2005, $3,937; 2006, $1,928; 2007, $913; and $16 thereafter.

Interest paid (in thousands) excluding corporate allocations was $1,414, $1,352, and $516 for the years ended December 31, 2002, 2001 and 2000, respectively.

Note 9.  INCOME TAXES

Income tax expense (benefit) attributable to income (loss) from operations consisted of:

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Current:
Federal	$313	$2,187	$307
State	(92)	378	97
Total current	221	2,565	404

Deferred:
Federal	(2,063)	(495)	389
State	(229)	(64)	52
Total deferred	(2,292)	(559)	441

Total income tax expense (benefit)	$(2,071)	$2,006	$845

The amounts differed from the amounts computed by applying the federal income tax rate of 35 percent to pretax income from operations as a result of the following:

(IN THOUSANDS)	YEAR ENDED DECEMBER 31, 2002	YEAR ENDED DECEMBER 31, 2001	YEAR ENDED DECEMBER 31, 2000

Federal income taxes at “expected” rate	$(1,907)	$1,704	$691
Increase (decrease) in income taxes resulting from:
Meals and entertainment	15	16	9
State taxes, net of Federal benefit	(209)	204	97
Other	30	82	48

Provision (benefit) for income taxes	$(2,071)	$2,006	$845

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2002 and 2001 are presented below:

(IN THOUSANDS)	DECEMBER 31, 2002	DECEMBER 31, 2001

Deferred tax assets:
Compensated absences, principally due to accrual for financial reporting purposes	$137	$133
Accounts receivable, due to allowance for doubtful accounts	1,675	2,154
Accrued liabilities, primarily due to employee benefits and other accruals for financial reporting purposes	1,158	11
Deferred compensation, due to accrual for financial reporting purposes	34	3
Goodwill	958	—

Total gross deferred tax asset	$3,962	$2,301

Deferred tax liabilities:
Plant, equipment and internal software, due to differences in depreciation & amortization	$1,552	$1,067
Goodwill	—	1,116

Total gross deferred tax liabilities	$1,552	$2,183

Net deferred tax asset	$2,410	$118

Management has reviewed the recoverability of deferred tax assets and has determined that it is more likely than not that the deferred tax assets will be fully realized through prior and future taxable earnings, thus no valuation allowance is required.

Note 10.  COMMITMENTS

The Group leases facilities and equipment with terms ranging from one year to fifteen years. The majority of property leases contain renewal options and some have escalation clauses for increases in property taxes and Consumer Price Index.

The Group leases certain equipment under capital leases which had a cost of $18.6 million, $11.6 million, and $6.1 million at December 31, 2002, 2001 and 2000, and accumulated depreciation of $6.2 million, $3.8 million, and $2.1 million, respectively.

Future minimum lease payments under capital leases and non-cancelable operating leases with terms greater than one year at December 31, 2002 were as follows:

DECEMBER 31, 2002

(IN THOUSANDS)	CAPITAL LEASES	OPERATING LEASES
2003	$3,523	$2,416
2004	3,447	2,104
2005	2,977	1,721
2006	2,053	1,424
2007	940	1,167
Thereafter	16	3,672

	$12,956	$12,504

Less amount representing interest	(1,610)

Present value of net minimum lease payments	$11,346

Rental expense under operating leases was $2.6 million, $2.2 million, and $1.3 million for the years ended December 31, 2002, 2001 and 2000, respectively.

Note 11.  LITIGATION AND CONTINGENCIES

Syncor, CMI and the Group are involved in various litigation proceedings of a nature considered normal to their business, principally for breach of contract and other causes of action relating to professional services agreements with radiologists and/or radiology groups.  One proceeding seeks damages of a substantial amount, including punitive damages and other proceedings seek unspecified damages. Counterclaims have been filed for breach of contract and management is contesting any liability for these proceedings.  While it is not feasible to predict or determine the final outcome of these proceedings, it is management’s opinion that such proceedings are without merit, or do not have a potential liability which would materially affect the financial condition or results of operations of the Group on a combined basis.